Exhibit 99(e)(2)

                       ADDENDUM TO DISTRIBUTION AGREEMENT

                             The Lipper Funds, Inc.

                                 101 Park Avenue

                            New York, New York 10178

                                                              June 20, 2001


Lipper & Company, L.P.
101 Park Avenue
New York, New York 10178

Dear Sirs:

     This Addendum to Distribution Agreement (the "Addendum") refers to the Distribution Agreement dated December 28, 1995, as amended December 4, 2000 (the "Distribution Agreement") between the undersigned, The Lipper Funds, Inc. (the "Company"), and you, Lipper & Company, L.P. Unless otherwise defined, all capitalized terms used herein have the meanings ascribed to them in the Distribution Agreement. This Addendum revises the Distribution Agreement, as follows:

     1. The Lipper Merger Fund has been added as a series to The Lipper Funds, Inc. Accordingly, all references in the Distribution Agreement to the "Funds" shall be deemed to include the Lipper Merger Fund.

     If the foregoing correctly sets forth the added term to the Distribution Agreement, please so indicate by signing and returning to the Company the enclosed copy hereof.

                                            Very truly yours,

                                            THE LIPPER FUNDS, INC.


                                            By:
                                               --------------------------------
                                               Name:  Abraham Biderman
                                               Title: Executive Vice President

ACCEPTED BY:
LIPPER & COMPANY, L.P.


By:
   -----------------------------------
Name:  Steven Finkel
Title: Executive Vice President